Exhibit 10.13

FORM OF AMENDED AND RESTATED

CONTRIBUTION AGREEMENT

by and between

ANTERO RESOURCES CORPORATION

and

ANTERO RESOURCES MIDSTREAM LLC

EXHIBITS

Exhibit A                                                         Assets:

Systems

Non-Hydrocarbon Systems

Easements

Fee interests and Leases

Compressor Stations

Equipment

Related Contracts

Midstream Permits

Exhibit B-1                                              Excluded Assets

Exhibit B-2                                              Retained Liabilities

Exhibit B-3                                              Retained third party midstream agreements

Exhibit C                                                         Form of Gathering Agreement

Exhibit D                                                         Form of ROFO Agreement

Exhibit E                                                          Form of Water Services Agreement

Exhibit F                                                           Form of License Agreement

Exhibit G                                                         Required Consents

Exhibit H                                                        Excluded Wells

ii

AMENDED AND RESTATED CONTRIBUTION AGREEMENT

THIS AMENDED AND RESTATED CONTRIBUTION AGREEMENT (this “Agreement”) is dated the            day of                       , 2014, by and between Antero Resources Corporation, a Delaware corporation (“Contributor”), and Antero Resources Midstream LLC, a Delaware limited liability company (“Antero Midstream”). Contributor and Antero Midstream are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into a Contribution Agreement dated October 16, 2013, and the Parties intend to amend and restate such Contribution Agreement in its entirety as set forth herein;

WHEREAS, Contributor owns 100% of the membership interests in Antero Midstream (other than a special membership interest, which is owned by Antero Resources Midstream Management LLC) and 100% of the membership interests (the “Membership Interests”) in Antero Resources Midstream Operating LLC, a Delaware limited liability company (“NewCo”);

WHEREAS, NewCo shall acquire all of the Assets (as defined below) and shall assume certain Liabilities (as defined below) pursuant to an assignment and assumption of the Assets and Liabilities by Contributor to NewCo that is anticipated to take place following the date of this Agreement and before Closing, and to be deemed effective as of the Effective Time (as defined below) (the “Asset Transfer”); and

WHEREAS, Contributor intends to contribute to Antero Midstream the Membership Interests, and Antero Midstream intends to accept the Membership Interests in accordance with this Agreement.

NOW, THEREFORE, based on the mutual covenants and agreements herein, the Parties agree that the above-described Contribution Agreement shall hereby be amended and restated in its entirety as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                    Definitions.  In this Agreement, capitalized terms have the meanings provided in this Section 1.1. All references to Sections refer to Sections in this Agreement and all references to Exhibits refer to Exhibits attached to this Agreement, each of which is made a part hereof.

“Affiliate” means, with respect to any Person, another Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such first Person. The term “control” and its derivatives with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other voting interests, by contract or otherwise. Notwithstanding the foregoing, Antero Midstream, Contributor and NewCo shall not be deemed to be Affiliates of each other.

“Agreement” has the meaning set forth in the introductory paragraph.

“Antero Midstream” has the meaning set forth in the introductory paragraph.

“Assets” means all assets in respect of the midstream business of Contributor on the Asset Transfer Date, including the following:

(a)                                 all systems held by Contributor or an Affiliate of Contributor on the Asset Transfer Date for the gathering or transportation of Hydrocarbons, including the systems described on Exhibit A (the foregoing, collectively, the “Systems”);

(b)                                 all assets and systems held by Contributor or an Affiliate of Contributor on the Asset Transfer Date for the gathering or transportation of water, carbon dioxide or other non-Hydrocarbons, or the treatment, transportation, handling or disposal of waste water or other fluid waste, including the systems described on Exhibit A (the foregoing, collectively, the “Non-Hydrocarbon Systems”);

(c)                                  all easements, surface use agreements, servitudes, third party permits, licenses, surface leases, sub-surface leases, rights-of-way, grazing rights, logging rights and other similar interests relating to surface operations or for use or occupancy of the surface or the subsurface applicable to the Systems, the Non-Hydrocarbon Systems or the Compressor Stations, including the instruments and agreements described on Exhibit A (the foregoing, collectively, the “Easements”), to the extent reasonably determined by NewCo to be assignable;

(d)                                 all fee and leasehold interests in real property that relate primarily to the ownership or operation of the assets described in the other clauses of this definition, including the fee and leasehold interests described on Exhibit A (the Easements and the interests described in this clause (d), collectively, the “Lands”, and the leases under which the leasehold interests described in this clause (d) are, collectively, the “Leases”);

(e)                                  all compressor stations used on the Systems, including the compressor stations described on Exhibit A (the foregoing, collectively, the “Compressor Stations”);

(f)                                   all of the Personal Property, including the facilities and equipment described on Exhibit A (the foregoing, collectively, the “Equipment”);

(g)                                  all Related Contracts, to the extent reasonably determined by NewCo to be assignable;

(h)                                 all Hydrocarbons comprising line pack or line fill in any part of the Systems at the Effective Time;

(i)                                     all Permits issued to or held by Contributor or any of its Affiliates in connection with Contributor’s or its Affiliates’ ownership or operation of the other assets described in this definition, including those Permits described on Exhibit A (the foregoing, collectively, the “Midstream Permits”), to the extent reasonably determined by NewCo to be assignable;

(j)                                    all of Contributor’s and its Affiliates rights, claims and causes of action (including warranty and similar claims that may be made against a third party vendor under a master service agreement or any other Related Contract) to the extent, and only to the extent, that such rights, claims or causes of action (i) are associated with the Assets and relate to the period of time from and after the Effective Time or (ii) relate to the liabilities to be assumed by NewCo pursuant to the Asset Transfer (excluding any such rights, claims and causes of action that arise from or are related to the ownership by Contributor or its Affiliates of, or the rights of Contributor or its Affiliates in respect of, the Excluded Assets) (the foregoing, collectively, the “Claims”), to the extent reasonably determined by NewCo to be assignable;

(k)                                 all prepaid expenses (other than Taxes) attributable to the Assets that are paid by or on behalf of Contributor or its Affiliates and are attributable to the periods of time on and after the Effective Time, including prepaid utility charges;

(l)                                     the Conveyed IP; and

(m)                             all of Contributor’s and its Affiliates’ files, records and data directly and primarily relating to the items described in the preceding clauses above on the Asset Transfer Date, including title records (including title opinions and curative documents), surveys, maps and drawings, operating data and records, maintenance records, and correspondence, including any Intellectual Property (other than Trademarks) held by Contributor therein, except (i) to the extent the transfer, delivery or copying of such records may be restricted by contract with a third party or subject to a fee; (ii) all documents and instruments of Contributor that may be protected by the attorney-client privilege; and (iii) all accounting and Tax files, books, records, Tax Returns and Tax work papers related to such items (the foregoing, collectively, the “Records”).

Notwithstanding the foregoing, “Assets” shall not include the Excluded Assets.

“Asset Taxes” shall mean sales, use, ad valorem, property, excise or similar Taxes based upon the operation or ownership of the Assets but excluding, for the avoidance of doubt, (a) Income Taxes and (b) Transfer Taxes.

“Asset Transfer” has the meaning set forth in the introductory paragraph.

“Asset Transfer Date” means the date on which the Asset Transfer closes (notwithstanding which, it is acknowledged that the Asset Transfer shall be deemed effective as of the Effective Time).

“Assignment” has the meaning set forth in Section 2.3(a)(i).

“Bonds” has the meaning set forth in the definition of Excluded Assets.

“Business Day” means any day except Saturday, Sunday or any day on which banks in the United States are required to be or are customarily closed.

“Carved-Out Asset” has the meaning set forth in Section 5.4(b).

“Claims” has the meaning set forth in the definition of Assets.

“Closing” means the consummation of the transactions contemplated by this Agreement.

“Closing Date” means the date on which Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compressor Stations” has the meaning set forth in the definition of Assets.

“Contributor” has the meaning set forth in the introductory paragraph.

“Conveyed IP” means (a) all Intellectual Property (other than Trademarks) owned by Contributor on the Asset Transfer Date primarily relating to the operation of the Non-Hydrocarbon Systems and (b) the Intellectual Property described in Exhibit A, including all rights, claims and causes of action for past, present and future infringement and misappropriation of the Conveyed IP, including the right to seek injunctive relief and damages, and to collect and retain same.

“Customary Post-Closing Consents” means (a) consents, notices, approvals, waivers, authorizations and filings from or to (as applicable) Governmental Authorities that are customarily obtained or made (as applicable) after closing in connection with transactions similar to the Asset Transfer and (b) any consents, approvals, waivers and authorizations of Governmental Authorities or other third parties that cannot be unreasonably withheld by the relevant Person.

“Easements” has the meaning set forth in the definition of Assets.

“Effective Time” means 00:01 a.m. (Central Time) on December 1, 2013.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; and all similar Laws of any Governmental Authority having jurisdiction over the Assets in question addressing pollution or protection of human health, safety, natural resources or the environment, Releases or threatened Releases of, or exposure to, Hazardous Materials, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, handling, transport or disposal of Hazardous Materials and all amendments to such Laws.

“Equipment” has the meaning set forth in the definition of Assets.

“Excluded Assets” means all right, title and interest of Contributor and its Affiliates in and to any assets, properties, agreements and interests not included in the definition of Assets, including, without limitation:

(a)                                 the Upstream Assets;

(b)                                 all systems primarily used or intended for the gathering or transportation of Hydrocarbons produced from the Excluded Wells;

(c)                                  all of Contributor’s (and its Affiliates’) corporate minute books, financial records and other business records to the extent such books and records are related to Contributor’s (or any of its Affiliates’) business generally or are otherwise not directly related to the Assets;

(d)                                 all claims for refunds, credits, loss carryforwards and similar Tax assets with respect to (i) Asset Taxes allocated to Contributor pursuant to Section 6.1(b), (ii) Income Taxes of Contributor or any of its Affiliates or (iii) any Taxes attributable to any of the assets or properties described in this definition;

(e)                                  all personal computers and associated peripherals and all radio and telephone equipment (and licenses related thereto);

(f)                                   all of Contributor’s (and its Affiliates’) computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property (except the Conveyed IP), and all interests of the Contributor in and to the License Agreement;

(g)                                  all documents and instruments of Contributor (or any of its Affiliates) that may be protected by an attorney-client privilege (other than title opinions and reports on status of title, in each case, with respect to title to any of the Assets);

(h)                                 all offices of Contributor and all personal property located therein;

(i)                                     all of the bonds, letters of credit, guarantees, deposits and other pre-payments posted by Contributor or any of its Affiliates with any Governmental Authorities or any other third parties (“Bonds”);

(j)                                    all trade credits, receivables and all other proceeds, income or revenues attributable to the Assets with respect to any period of time prior to the Effective Time, or attributable to any of the assets and properties described in this definition with respect to any period of time;

(k)                                 all accounts (including bank accounts) and all cash on hand;

(l)                                     any policy or agreement of insurance or indemnity agreement and any proceeds or awards therefrom;

(m)                             all assets of Antero Resources Midstream Management LLC and all assets of any Person that directly or indirectly holds any interest in Antero Resources Midstream Management LLC; and

(n)                                 all assets described on Exhibit B.

“Excluded Wells” means the wells specified on Exhibit H.

“Gathering Agreement” means a natural gas gathering agreement between Contributor and NewCo, effective as of the Effective Time, in substantially the form set forth in Exhibit C.

“Governmental Authority” means any federal, state, local, municipal or other governments; any governmental, quasi-governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal.

“Hazardous Materials” means any substance that, by its nature or its use, is regulated or as to which liability might arise under any Environmental Law including any:  (a) chemical, product, material, substance or waste defined as or included in the definition of “hazardous substance,” “hazardous material,” “hazardous waste,” “restricted hazardous waste,” “extremely hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” toxic substance,” “toxic pollutant,” “contaminant,” “pollutant,” or words of similar meaning or import found in any Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, condensate, crude oil or any components, fractions, or derivatives thereof or oil and gas exploration and production waste; and (c) asbestos containing materials, polychlorinated biphenyls, radioactive materials, urea formaldehyde foam insulation, or radon gas.

“Hydrocarbons” means oil and gas and other hydrocarbons produced in association therewith (whether in liquid or gaseous form), or any combination thereof, and any minerals produced in association therewith.

“Income Taxes” means any federal, state, local or foreign Taxes measured by or imposed on net income, gross revenue or receipts, including franchise or similar Taxes.

“Intellectual Property” means (a) patents and patent applications; (b) trade secrets and confidential information, (c) copyrights, registered and unregistered; and (d) trademarks, service marks, trade names, trade dress, and domain names (“Trademarks”).

“Lands” has the meaning set forth in the definition of Assets.

“Laws” means any and all applicable laws, statutes, ordinances, Permits, decrees, writs, injunctions, orders, codes, judgments, principles of common law, rules or regulations that are promulgated, issued or enacted by a Governmental Authority having jurisdiction, and includes Environmental Laws.

“Leases” has the meaning set forth in the definition of Assets.

“Liabilities” shall mean any and all claims, causes of action, payments, charges, judgments, assessments, liabilities, obligations, losses, damages, penalties, fines and other costs and expenses (including reasonable attorneys’ fees and other legal costs and expenses), including any of the foregoing arising out of or otherwise attributable to personal injury or death, property damage, environmental damage or remediation, or violation of Environmental Law.

“License Agreement” means a license agreement in respect of certain intellectual property rights of Contributor, between Contributor and NewCo, effective as of the Effective Time, in substantially the form set forth in Exhibit F.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, defect, restriction or other encumbrance in respect of such asset.

“Material Adverse Effect” means any change, inaccuracy, effect, event, result, occurrence, condition or fact (for the purposes of this definition, each, an “event”) (whether foreseeable or not and whether covered by insurance or not) that has had or would be reasonably likely to have, individually or in the aggregate with any other event or events, a material adverse effect on the business of NewCo or the Assets; provided, however, that a Material Adverse Effect shall not include such material adverse effects resulting from (a) general changes in Hydrocarbon prices; (b) general changes in industry, economic, financial or political conditions or markets; (c) changes in conditions or developments generally applicable to the oil and gas industry, in any area or areas where the Assets are located; (d) acts of God, including hurricanes, storms and other natural disasters; (e) acts or failures to act of Governmental Authorities; or (f) civil unrest or similar disorder, terrorist acts, any outbreak of hostilities of war.

“Membership Interests” has the meaning set forth in the introductory paragraph.

“Midstream Permits” has the meaning set forth in the definition of Assets.

“NewCo” has the meaning set forth in the introductory paragraph.

“Non-Hydrocarbon Systems” has the meaning set forth in the definition of Assets.

“Operating Expenses” means all operating expenses (including costs of insurance but excluding Asset Taxes) and capital expenditures incurred in the ownership and operation of the Assets.

“Party” and “Parties” have the meanings set forth in the introductory paragraph.

“Permit” means any permit, license, certificate, consent, approval, waiver, exemption, variance, authorization, registration and any similar item required under any Law or issued by any Governmental Authority.

“Permitted Liens” means, with respect to any Asset:

(a)                                 any Governmental Authority or other third party consent, notice, approval, waiver, authorization or filing required in respect of such Asset in connection with the Asset Transfer, including the Required Consents in respect of any Carved-Out Asset and the Customary Post-Closing Consents;

(b)                                 the dedications and any other Liens under the Gathering Agreement, the ROFO Agreement, the Water Services Agreement and the Shared Use Agreements;

(c)                                  rights reserved to or vested in a Governmental Authority having jurisdiction to control or regulate such Asset in any manner whatsoever and all Laws of such Governmental Authorities;

(d)                                 Liens for Taxes, assessments and similar charges that are (i) not yet due or (ii) being contested in good faith by appropriate proceedings;

(e)                                  mechanic’s, materialman’s, carrier’s, repairer’s and other similar Liens arising or incurred in the ordinary course of business that are not yet due and payable;

(f)                                   Easements, Leases and Permits affecting such Asset, and ponds, lakes, waterways, canals, ditches, reservoirs, equipment, pipelines, utility lines, railways, streets, roads and structures on, over or through such Asset, in each case, to the extent the same do not materially affect or impair the ownership, operation or use of such Asset (either as owned, operated or used immediately before the Asset Transfer Date, or as contemplated to be built out and owned, operated and used by NewCo following the Asset Transfer Date);

(g)                                  any undetermined or inchoate liens or charges constituting or securing the payment of expenses that were incurred incidental to operation or use of such Asset;

(h)                                 the terms and conditions of the instruments creating the Asset, if applicable; and

(i)                                     Liens created by any third party owner of the Lands.

“Person” means an individual, partnership, corporation, limited liability company, trust, Governmental Authority or other entity.

“Personal Property” means the equipment, structures, fixtures, improvements, equipment, storage tanks, pipelines, manifolds, casing, tubing, pumps, motors, machinery, compression equipment, flow lines, processing and separation facilities and other items of every kind and nature located at or on the

Compressor Stations or the Lands or primarily used or held for use in connection with the Assets at the Asset Transfer Date.

“Records” has the meaning set forth in the definition of Assets.

“Related Contracts” shall mean those gathering, transportation and marketing agreements, hydrocarbon storage agreements, operating agreements, balancing agreements, facilities or equipment leases, interconnection agreements, service and parts agreements and all other contracts to which Contributor or an Affiliate of Contributor is a party on the Asset Transfer Date, that relate primarily to the ownership or operation of the Assets and that will be binding on NewCo or any of the Assets after the Asset Transfer Date, including the contracts set forth on Exhibit A, but excluding any contract that is an Excluded Asset.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Required Consents” means (a) the consents, notices, approvals, waivers, authorizations and filings set forth on Exhibit G and (b) any Governmental Authority or other third party consent, notice, approval, waiver, authorization or filing that is material to the consummation of the Asset Transfer.

“Retained Liabilities” means (a) any and all Income Taxes imposed on Contributor or any of its Affiliates; the Asset Taxes allocable to Contributor pursuant to Section 6.1(b); any Taxes imposed on or with respect to the Excluded Assets; and any and all other Taxes imposed on or with respect to the Assets for any taxable period (or portion thereof) ending before the Effective Time; and (b) the Liabilities described on Exhibit B-2.

“ROFO Agreement” means a right of first offer agreement relating to natural gas processing and certain other services between Contributor and NewCo, effective as of the Effective Time, in substantially the form set forth in Exhibit D.

“Shared Use Agreements” has the meaning set forth in Section 2.3(b)(iv).

“Straddle Period” means any Tax period beginning before and ending at or after the Effective Time.

“Systems” has the meaning set forth in the definition of Assets.

“Tax” and “Taxes” means (a) all taxes, assessments, fees, unclaimed property and escheat obligations, and other charges of any kind whatsoever imposed by any Governmental Authority, including any federal, state, local and/or foreign income tax, surtax, remittance tax, presumptive tax, net worth tax, special contribution tax, production tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, profits tax, ad valorem tax, personal property tax, real property tax, sales tax, goods and services tax, service tax, transfer tax, use tax, excise tax, premium tax, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, franchise tax, occupation tax, payroll tax, employment tax, unemployment tax, disability tax, alternative or add-on minimum tax and estimated tax, (b) any interest, fine, penalty or additions to tax imposed by a Governmental Authority in connection with any item described in clause (a), and (c) any liability in respect of any item described in clauses (a) or (b) above, that arises by reason of a contract, assumption, transferee or successor liability, operation of Law (including by reason of participation in a consolidated, combined or unitary Tax Return) or otherwise.

“Tax Return” means any report, return, information statement, election, document, estimated tax filing, declaration or other filing provided to any Governmental Authority in respect of Taxes including any attachments thereto and amendments thereof.

“Transfer Taxes” has the meaning set forth in Section 6.1(a).

“Upstream Assets” means all assets held by Contributor or an Affiliate of Contributor at any time in respect of the upstream business of Contributor and its Affiliates, including all interests of Contributor or its Affiliates:

(a)                                 in and to any oil and gas wells and leases, including all mineral interests, royalty interests, overriding royalty interests, production payments, other payments out of or measured by the value of oil and gas production, net profits interests, carried interests, farmout or farmin rights, options, subleases, and all other rights and interests that Contributor or its Affiliates have in and to any oil and gas leases, any lands pooled or unitized therewith and any oil and gas wells;

(b)                                 in and to (i) any Hydrocarbons, carbon dioxide or water or other non-Hydrocarbons in and under, or which may be produced and saved from or attributable to, the leases or lands referred to in clause (a), or any interests pooled or unitized therewith; and (ii) any water the subject of any water rights agreement between Contributor and any third party;

(c)                                  other than any line fill and line pack that is expressly included in the Assets, all Hydrocarbons in storage or existing in stock tanks, pipelines and/or plants (including inventory) on the Systems and all carbon dioxide, water and other non-Hydrocarbons in storage or existing in stock tanks, pipelines and/or plants (including inventory) on the Non-Hydrocarbon Systems;

(d)                                 with respect to the use and occupancy of the surface of and the subsurface depths under the lands and leases referred to in clause (a), and rights of ingress and egress and similar rights and interests pertaining to, situated on or used in connection with such lands and leases, except, in the case of surface and access rights, to the extent such surface rights comprise a part of the Lands;

(e)                                  in and to any oil, gas or mineral unitization, pooling, operating and communitization agreements, joint venture agreements, farmin and farmout agreements, exploration agreements, exchange agreements, declarations, orders, rules, regulations or other official acts of any Governmental Authority and the units created thereby, including all units voluntarily formed or formed under orders, regulations, rules or other official acts of any Governmental Authority having jurisdiction;

(f)                                   in and to all surface and subsurface personal property, equipment, machinery, fixtures, movable and immovable property and improvements on or appurtenant to the leases, lands or wells described in clause (a), or used or obtained in connection with the exploration, development or operation of such leases, lands or wells, including any trucks and cars, drilling/workover rigs and rolling stock and all equipment, pipe and inventory that is not currently being used or currently designated for use in connection with the ownership or operation of the Assets (whether located on or off the Assets); and

(g)                                  in and to (i) the Gathering Agreement, the ROFO Agreement and the Water Services Agreement, and (ii) all agreements with third parties for midstream services, including the agreements set forth on Exhibit B-3.

“Water Services Agreement” means a water services agreement between Contributor and NewCo, effective as of the Effective Time, in substantially the form set forth in Exhibit E.

ARTICLE II
CONTRIBUTION

Section 2.1                                    Contribution.  Subject to the terms and conditions of this Agreement, Contributor shall contribute and Antero Midstream shall accept, the Membership Interests, free and clear of all Liens.

Section 2.2                                    Consideration.  In consideration of the contribution of the Membership Interests under this Agreement, upon the completion of any Qualified Public Offering (as such term is defined in the Limited Liability Company Agreement of Antero Midstream), Contributor shall be entitled to receive a portion of the proceeds of such Qualified Public Offering as reimbursement for the capital expenditures (a) incurred by Contributor with respect to the Assets prior to the Asset Transfer Date or (b) (i) incurred by Contributor or (ii), if incurred by NewCo, deemed to be incurred by Contributor for U.S. federal income tax purposes, with respect to the Assets after the Asset Transfer Date and before the Closing, but in each case only to the extent that the proceeds of such Qualified Public Offering exceed the amount of capital needed by Antero Midstream as reasonably determined by Antero Resources Midstream Management LLC.

Section 2.3                                    Closing.  The Closing shall take place at the offices of Vinson & Elkins LLP, 1001 Fannin, Suite 2500, Houston, TX 77002 at 9:00 a.m. (Central Time) on the date on which Antero Midstream elects that Closing shall occur. At the Closing:

(a)                                 Antero Midstream shall deliver the following to Contributor:

(i)                                     an original executed counterpart of an assignment of membership interests (the “Assignment”) to effect the contribution of the Membership Interests as contemplated by this Agreement; and

(ii)                                  any other items that are required by this Agreement to be executed and/or delivered by Antero Midstream on the Closing Date or are reasonably necessary or desirable to effect the consummation of the contribution of the Membership Interests to Antero Midstream.

(b)                                 Contributor shall deliver the following to Antero Midstream:

(i)                                     an original executed copy of the Assignment;

(ii)                                  an executed certificate of non-foreign status described in Treasury Regulation §1.1445-2(b)(2);

(iii)                               original executed counterparts of the Gathering Agreement, the ROFO Agreement, the Water Services Agreement and the License Agreement duly executed by Contributor and NewCo and effective as of the Effective Date;

(iv)                              original executed counterparts of such shared use agreements and other instruments relating to the Contributor and Antero Midstream’s continued access to, and use of, respectively, the Assets and the retained assets of Contributor (collectively, the “Shared Use

Agreements”), as may be reasonably required by Antero Midstream in order for Antero Midstream to develop, construct, own and operate the Assets and the related midstream business going forward, and for Contributor to continue to own and operate its retained business; and

(v)                                 any other items that are required by this Agreement to be executed and/or delivered by Contributor on the Closing Date or are reasonably necessary or desirable to effect the consummation of the transactions contemplated hereby.

Section 2.4                                    Revenues and Expenses.

(a)                                 Except as expressly provided otherwise in Section 7.1 or otherwise in this Agreement, Contributor or its applicable Affiliate shall remain entitled to all of the rights of ownership (including the right to all proceeds) and shall remain responsible for all Operating Expenses, in each case attributable to the Assets for the period of time prior to the Effective Time.  Except as expressly provided otherwise in Section 7.1, NewCo shall be entitled to all of the rights of ownership (including the right to all proceeds), and shall be responsible for all Operating Expenses, in each case attributable to the Assets from and after the Effective Time.

(b)                                 If any Party (or NewCo) receives monies that, in accordance with the principles set forth in Section 2.4(a), belong to the other Party (or NewCo), then the receiving party shall, within 30 days after the end of the month in which such amounts were received, pay such amounts to the proper party. If any Party (or NewCo) pays monies for Operating Expenses which are the obligation of the other Party (or NewCo), then such other Party (or NewCo, as applicable) shall, within 30 days after the end of the month in which the applicable invoice and proof of payment of such invoice were received, reimburse the party that paid such Operating Expenses. If a Party (or NewCo) receives an invoice of an expense or obligation which is owed by the other Party (or NewCo), such party receiving the invoice shall promptly forward such invoice to the party obligated to pay the same. If an invoice or other evidence of an obligation is received by a Party (or NewCo), which is partially an obligation of both Contributor and NewCo, then the Parties and NewCo shall consult among themselves, and each shall promptly pay its portion of such obligation to the obligee.

(c)                                  Each of Contributor, Antero Midstream and NewCo shall be permitted to offset any Operating Expenses owed by such party to any other party pursuant to this Section 2.4 against revenues owing by that party to the first party pursuant to this Section 2.4, but not otherwise.

ARTICLE III
CONTRIBUTOR’S REPRESENTATIONS AND WARRANTIES

Contributor represents and warrants to Antero Midstream the following as of the date of this Agreement, as of the Asset Transfer Date and as of Closing (except to the extent that a specific date is referred to, in which case Contributor represents and warrants to Antero Midstream that such statement is correct as of such specific date):

Section 3.1                                    Organization and Good Standing.  Contributor is a corporation, duly organized and validly existing under the Laws of the State of Delaware. NewCo is a limited liability company, duly formed and validly existing under the Laws of the State of Delaware. Each of Contributor and NewCo is duly licensed or qualified to do business as a foreign corporation, and is in good standing in all jurisdictions in which such qualification is required by Law, except where the failure to qualify would not have a Material Adverse Effect.

Section 3.2                                    Authority; Authorization of Agreement.  Contributor has all requisite power and authority to consummate the Asset Transfer on the Asset Transfer Date and has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby to be executed and delivered by Contributor, to consummate the transactions contemplated by this Agreement and such documents and to perform all of its obligations herein and therein.  This Agreement constitutes, and such documents, when executed and delivered by Contributor, shall constitute, and all documents effecting the Asset Transfer will constitute, the valid and binding obligation of Contributor, enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors’ rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Section 3.3                                    No Violations.

(a)                                 Except for (x) any Customary Post-Closing Consents and (y) any Required Consents in respect of any Carved-Out Assets: (a) there are no consents, notices, approvals, waivers, authorizations and filings or other prohibitions on assignment that are applicable to the Asset Transfer; and (b) Contributor’s execution and delivery of any documents relating to the Asset Transfer, and the consummation of the Asset Transfer, shall not (as of the Asset Transfer Date):

(i)                                     conflict with or require the consent, approval, waiver or authorization of, or the notice or filing to, any Person under any of the terms, conditions or provisions of the organizational documents of Contributor or NewCo;

(ii)                                  violate any provision of, or require any consents, notices, approvals, waivers, authorizations and filings under, any Laws (excluding Environmental Laws) applicable to Contributor or NewCo except (in each case) where such violation or the failure to make or obtain such consents, notices, approvals, waivers, authorizations and filings would not have a Material Adverse Effect;

(iii)                               conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consents, notices, approvals, waivers, authorizations and filings under any Related Contract, except where such conflict, breach or default would not have a Material Adverse Effect; or

(iv)                              result in the creation or imposition of any Lien upon one or more of the Assets except where such Lien would not have a Material Adverse Effect.

(b)                                 In respect of the contribution of the Membership Interests (a) there are no consents, notices, approvals, waivers, authorizations and filings or other prohibitions on transfer that are applicable to the contribution of the Membership Interests by Contributor to Antero Midstream as contemplated by this Agreement; and (b) Contributor’s execution and delivery of any documents relating to the contribution of the Membership Interests, and the consummation of the contribution of the Membership Interests, shall not:

(i)                                     conflict with or require the consent, approval, waiver or authorization of, or the notice or filing to, any Person under any of the terms, conditions or provisions of the organizational documents of Contributor or NewCo;

(ii)                                  violate any provision of, or require any consents, notices, approvals, waivers, authorizations and filings under, any Laws (excluding Environmental Laws) applicable to

Contributor or NewCo except (in each case) where such violation or the failure to make or obtain such consents, notices, approvals, waivers, authorizations and filings would not have a Material Adverse Effect;

(iii)                               conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consents, notices, approvals, waivers, authorizations and filings under any Related Contract, except where such conflict, breach or default would not have a Material Adverse Effect; or

(iv)                              result in the creation or imposition of any Lien upon the Membership Interests except where such Lien would not have a Material Adverse Effect.

Section 3.4                                    Title; No Liens.  Contributor is the sole legal and beneficial owner of the Membership Interests.  Except for Permitted Liens and Liens that will be released at Closing, there are no Liens upon all or any part of the Membership Interests or upon any of the Assets.

ARTICLE IV
ANTERO MIDSTREAM’S REPRESENTATIONS AND WARRANTIES

Antero Midstream represents and warrants to Contributor the following as of the date of this Agreement and as of Closing (except to the extent that a specific date is referred to, in which case Antero Midstream represents and warrants to Contributor that such statement is correct as of such specific date):

Section 4.1                                    Organization and Good Standing.  Antero Midstream is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Antero Midstream is duly licensed or qualified to do business as a foreign entity and is in good standing in all jurisdictions in which it is required by Law except where the failure to qualify would not have a material adverse effect on the business, financial condition or results in operations of Antero Midstream or any of its subsidiaries taken as a whole or have a material adverse effect on Antero Midstream’s ability to consummate the transactions contemplated by, or to perform its obligations under, this Agreement.

Section 4.2                                    Authority; Authorization of Agreement.  Antero Midstream has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby to be executed and delivered by Antero Midstream, to consummate the transactions contemplated by this Agreement and such documents and to perform all of its obligations herein and therein.  This Agreement constitutes, and such documents, when executed and delivered by Antero Midstream, shall constitute, the valid and binding obligation of Antero Midstream, enforceable against Antero Midstream in accordance with its and their terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors’ rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Section 4.3                                    No Violations.  Antero Midstream’s execution and delivery of this Agreement and the documents contemplated hereby to be executed and delivered by Antero Midstream, and the consummation of the transactions contemplated by this Agreement and such documents do not:

(a)                                 conflict with or require the consent, approval, waiver or authorization of, or the notice or filing to, any Person under any of the terms, conditions or provisions of the organizational documents of Antero Midstream;

(b)                                 violate any provision of, or require any consents, notices, approvals, waivers, authorizations and filings under any Laws (excluding Environmental Laws) applicable to Antero Midstream; or

(c)                                  conflict with, result in a breach of, constitute a default under or constitute an event that, with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consents, notices, approvals, waivers, authorizations and filings under:  (i) any material agreement or any mortgage, indenture, loan, credit agreement or other agreement evidencing indebtedness for borrowed money to which Antero Midstream is a party or by which Antero Midstream (or any of its assets) is bound, except (in each case) where such conflict, breach or default would not materially affect Antero Midstream’s ability to consummate the transactions contemplated hereby or thereby or (ii) any order, judgment or decree of any Governmental Authority.

ARTICLE V
COVENANTS

Section 5.1                                    Asset Transfer; Conduct of Business. As soon as reasonably practicable after the date of this Agreement and before Closing, Contributor shall cause the Asset Transfer to be completed (with a deemed effective time as of the Effective Time). In addition, from the date of this Agreement until the Closing:

(a)                                 Contributor shall, and shall cause NewCo to, operate its business (solely as it relates to the Assets) in the ordinary course, except in respect of (i) operations necessary to respond to or alleviate the imminent or immediate endangerment of the health or safety of any individual or the environment or the safety or operational condition of any of the Assets, (ii) actions and operations necessary to develop, construct and hookup any midstream assets of NewCo, Contributor or their respective Affiliates that are under development or construction as at the date of this Agreement, or that become under development or construction between the date of this Agreement and Closing, or (iii) any actions expressly consented to in writing by Antero Midstream; and

(b)                                 Contributor shall not, and shall cause its Affiliates not to, assign or otherwise dispose of, or agree to assign or otherwise dispose of, all or any part of the Membership Interests, or create any Lien on all or any part of the Membership Interests.

Section 5.2                                    Records.  Contributor shall use commercially reasonable efforts to make available or deliver to Antero Midstream or NewCo all of the Records as soon as practicable after the Closing Date, to the extent not so delivered in connection with the Asset Transfer.  Contributor shall have no obligation to deliver any Records to Antero Midstream or NewCo that include information relating to Excluded Assets. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, Contributor may retain a copy of any or all of the Records.

Section 5.3                                    Bonds.  Contributor will cause NewCo to put into place a replacement for each Bond relating to the Assets directly with the relevant Governmental Authority or other third party, as of the Asset Transfer Date.

Section 5.4                                    Required Consents; Carved-Out Assets.

(a)                                 In respect of any Asset that is not assigned to NewCo on the Asset Transfer Date, including any Asset to which a Required Consent applies and for which such Required Consent is not obtained before the Asset Transfer Date (each such Asset, a “Carved-Out Asset”):

(i)                                     Contributor shall, on the Asset Transfer Date, deliver to NewCo such documents and take such actions as Antero Midstream, acting reasonably, determines necessary or desirable to give to NewCo the benefit of the Carved-Out Asset and to cause NewCo to be responsible for all of the liabilities associated therewith (which may include Contributor holding title to such Carved-Out Asset in trust for NewCo, Contributor sub-leasing, sub-contracting or licensing such Carved-Out Asset to NewCo, NewCo assuming the pre-Effective Time Liabilities of Contributor under the Related Contracts to the extent required for an assignment of such Related Contracts to be effective, or any other arrangement);

(ii)                                  unless and until such Carved-Out Asset is contributed pursuant to paragraph (iii) or (iv) below or otherwise by mutual agreement of the Parties, from and after the Asset Transfer Date:

(A)                               Contributor shall (up to Closing) and Antero Midstream shall (after Closing) cause NewCo to perform all obligations of Contributor under such Carved-Out Asset; and

(B)                               if such Carved-Out Asset is a Claim, Easement, Lease, Related Contract or Midstream Permit, Contributor shall take no action (and shall make no omission) the taking (or omission, as applicable) of which would be reasonably likely to (1) comprise or cause a breach, violation or default of or under such Claim, Easement, Lease, Related Contract or Midstream Permit or (2) in respect of a Midstream Permit, cause its revocation, cancellation, suspension or adverse modification;

(iii)                               if such Carved-Out Asset requires a Required Consent, from and after the Asset Transfer Date, each Party shall, and Contributor shall (up to Closing) and Antero Midstream shall (after Closing) cause NewCo to use its commercially reasonable endeavors to cooperate with the other Party and NewCo in seeking to obtain such Required Consent and, in the event that such Required Consent is obtained, then, as soon as reasonably practicable (and no later than the tenth Business Day) after such Required Consent is obtained, Contributor shall contribute such Carved-Out Asset to NewCo for no additional consideration; and

(iv)                              from and after the Asset Transfer Date, each Party shall, and Contributor shall (up to Closing) and Antero Midstream shall (after Closing) cause NewCo to use its commercially reasonable endeavors to cooperate with the other Party and NewCo in taking all other actions as may be reasonably required by either Party to cause such Carved-Out Asset to become assignable, if possible, and, in the event that such Carved-Out Asset becomes assignable, then, as soon as reasonably practicable (and no later than the tenth Business Day) thereafter (assuming prior receipt of Required Consents), Contributor shall contribute such Carved-Out Asset to NewCo for no additional consideration.

Section 5.5                                    Customary Post-Closing Consents. From and after the Asset Transfer Date, each Party shall, and Contributor shall (up to Closing and Antero Midstream shall (after Closing), cause NewCo to use its commercially reasonable endeavors to cooperate with the other Party in seeking to obtain each Customary Post-Closing Consent in connection with the Asset Transfer to the extent not previously obtained.

ARTICLE VI
TAX MATTERS

Section 6.1                                    Tax Matters.

(a)                                 Transfer Taxes.  To the extent that any transfer, sales, purchase, use, stamp, registration or other similar Taxes (collectively, “Transfer Taxes”) are payable as a result of the transactions contemplated by this Agreement or the Asset Transfer, such Transfer Taxes shall be borne and timely paid by Contributor.  Contributor and Antero Midstream, as appropriate, shall, and Contributor shall (up to Closing) and Antero Midstream shall (after Closing) cause NewCo to, at the expense of Contributor, file, to the extent required by applicable Laws, all necessary Tax Returns and other documentation with respect to such Taxes, and, if required by applicable Laws, Contributor, NewCo and Antero Midstream, as appropriate, will join in the execution of any such Tax Return or other documentation of the other.

(b)                                 Asset Taxes.  Contributor shall bear all Asset Taxes attributable to (A) any Tax period ending prior to the Effective Time and (B) the portion of any Straddle Period ending immediately prior to the Effective Time. Antero Midstream shall bear all Asset Taxes attributable to (A) any Tax period beginning at or after the Effective Time and (B) the portion of any Straddle Period beginning at the Effective Time.  For purposes of determining the allocation of Asset Taxes for Straddle Periods, (i) Asset Taxes that are imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time based on the portion of the Straddle Period in which the transaction giving rise to such Asset Taxes occurred, and (ii) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by prorating each such Asset Tax based on the number of days in the applicable Straddle Period that occur before the Effective Time, on the one hand, and the number of days in such Straddle Period that occur at or after the Effective Time, on the other hand.

(c)                                  Tax Cooperation.  The Parties shall cooperate fully, and Contributor (before Closing) and Antero Midstream (after Closing) shall cause NewCo to cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes relating to the Assets.  Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information that are relevant to any such Tax Return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. The Parties agree to retain all books and records with respect to Tax matters pertinent to the Assets relating to any taxable period beginning at the Effective Time until the expiration of the statute of limitations of the respective taxable periods and to abide by all record retention agreements entered into with any Governmental Authority.

ARTICLE VII
ASSUMPTION; DISCLAIMER

Section 7.1                                    Assumption by NewCo.  The Parties acknowledge that, in connection with the Asset Transfer, NewCo is expected to assume and agree to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all Liabilities, known or unknown, with respect to the Assets to the extent arising on or after the Effective Time; provided that the Parties acknowledge that NewCo shall not assume any Liabilities of Contributor resulting from, relating to or arising out of the Retained

Liabilities or, for the avoidance of doubt, relating to or arising out of the Excluded Assets. From and after Closing, Contributor shall indemnify Antero Midstream and NewCo in respect of all Retained Liabilities and all Liabilities relating to or arising out of the Excluded Assets.

Section 7.2                                    Disclaimer.

(a)                                 EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE III AND IN THE ASSIGNMENT, (I) CONTRIBUTOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED AND (II) CONTRIBUTOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ANTERO MIDSTREAM OR ITS EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO ANTERO MIDSTREAM BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF CONTRIBUTOR).

(b)                                 EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE III AND IN THE ASSIGNMENT, CONTRIBUTOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS OR THE MEMBERSHIP INTERESTS, (II) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR THE MEMBERSHIP INTERESTS OR FUTURE REVENUES GENERATED BY THE ASSETS, (III) THE CONDITION, QUALITY, SUITABILITY OR MARKETABILITY OF THE ASSETS, (IV) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY CONTRIBUTOR OR THIRD PARTIES WITH RESPECT TO THE ASSETS, AND (V) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO ANTERO MIDSTREAM OR ITS EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE ASSET TRANSFER OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO. EXCEPT AS AND TO THE EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE III AND IN THE ASSIGNMENT, CONTRIBUTOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, IT BEING ACKNOWLEDGED BY THE PARTIES THAT, EXCEPT AS AND TO THE EXTENT OTHERWISE PROVIDED IN ARTICLE III OR IN THE ASSIGNMENT, NEWCO SHALL BE DEEMED TO HAVE OBTAINED THE ASSETS PURSUANT TO THE ASSET TRANSFER IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE) AND THAT ANTERO MIDSTREAM HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS OF THE ASSETS AS ANTERO MIDSTREAM DEEMS APPROPRIATE.

(c)                                  Environmental Matters.

(i)                                     CONTRIBUTOR HAS NOT MADE ANY REPRESENTATION OR WARRANTY TO ANTERO MIDSTREAM, AND THE PARTIES ACKNOWLEDGE THAT CONTRIBUTOR HAS NOT MADE ANY REPRESENTATION OR WARRANTY TO NEWCO, REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS,

ENVIRONMENTAL PERMITS, THE RELEASE OR THREATENED RELEASE OF HAZARDOUS MATERIALS INTO THE ENVIRONMENT, EXPOSURE TO HAZARDOUS MATERIALS, OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY.

(ii)                                  Notwithstanding Section 7.2(c)(i):

(A)                               With effect from Closing, Contributor shall indemnify and hold harmless Antero Midstream from and against all Liabilities arising under Environmental Law to the extent resulting from Contributor’s operation or ownership of the Assets and occurring before the Effective Time;

(B)                               With effect from Closing, Antero Midstream shall cause NewCo to indemnify and hold harmless Contributor from and against all Liabilities arising under Environmental Law in respect of the Assets to the extent arising on or after the Effective Time.

(d)                                 THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 7.2 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF SUCH APPLICABLE LAW.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.1                                    Notices.  All notices, communications and deliveries under this Agreement will be made in writing signed by or on behalf of the Party making the same, will specify the Section of this Agreement pursuant to which it is given or being made, and will be delivered personally or by facsimile transmission or sent by registered or certified mail (return receipt requested) or by nationally recognized overnight courier (with evidence of delivery and postage and other fees prepaid) as follows:

If to Antero Midstream:                                                              Antero Resources Midstream LLC

1615 Wynkoop Street

Denver, Colorado 80202

Attn: Chief Financial Officer

Facsimile: (303) 357-7315

If to Contributor:                                                                                                  Antero Resources Corporation

1615 Wynkoop Street

Denver, Colorado 80202

Attn: Chief Financial Officer

Facsimile: (303) 357-7315

or to such other representative or at such other address or facsimile number of a Party as such Party may furnish to the other Parties in writing. Any such notice, communication or delivery will be deemed given or made upon the date of receipt by the applicable Party.

Section 8.2                                    Assignment; Successors in Interest.  No assignment or transfer by any Party of its rights and obligations under this Agreement will be made except with the prior written consent of the other Party. This Agreement will be binding upon and will inure to the benefit of the Parties and their successors and permitted assigns, and any reference to a Party will also be a reference to a successor or permitted assign. For the avoidance of doubt, the conversion of a Party to a different legal form or the merger of a Party with a newly-formed entity for the principal purpose of converting such Party to a different legal form shall not be deemed an assignment of any rights or obligations under this Agreement.

Section 8.3                                    Governing Law.  This Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Texas, excluding any choice of Law rules which may direct the application of the Laws of another jurisdiction.

Section 8.4                                    Consent to Jurisdiction, Etc.; Waiver of Jury Trial.  Each of the Parties hereby irrevocably consents and agrees that any dispute arising out of or relating to this Agreement or any related document shall exclusively be brought in the courts of the State of Texas, in Harris County or the federal courts located in the Southern District of the State of Texas.  The Parties agree that, after such a dispute is before a court as specified in this Section 8.4 and during the pendency of such dispute before such court, all actions with respect to such dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  Each of the Parties hereby waives, and agrees not to assert, as a defense in any legal dispute, that it is not subject thereto or that such dispute may not be brought or is not maintainable in such court or that its property is exempt or immune from execution, that the dispute is brought in an inconvenient forum or that the venue of the dispute is improper.  Each Party agrees that a final judgment in any dispute described in this Section 8.4 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Laws.  THE PARTIES HEREBY WAIVE IRREVOCABLY ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DOCUMENT CONTEMPLATED HEREIN OR OTHERWISE RELATED HERETO.

Section 8.5                                    Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, the Parties waive any provision of Law which renders any such provision prohibited or unenforceable in any respect.

Section 8.6                                    Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Facsimile or scanned and emailed transmission of any signed original document or retransmission of any signed facsimile or scanned and emailed transmission will be deemed the same as delivery of an original.

Section 8.7                                    No Third-Party Beneficiaries.  Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement, except that, from and after Closing, NewCo shall be deemed a third party beneficiary of this Agreement solely for the purpose of enforcing Section 2.4 and the indemnitees that are expressed to be in its favor.

Section 8.8                                    Amendment; Waiver.

(a)                                 Any amendment, extension or waiver of any provision of this Agreement will be valid only if set forth in an instrument in writing signed by both Contributor and Antero Midstream.

(b)                                 A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty will not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any Party of the performance of any act will not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

Section 8.9                                    Entire Agreement.  This Agreement and the documents executed pursuant to this Agreement supersede all negotiations, agreements and understandings between the Parties with respect to the subject matter of this Agreement and constitute the entire agreement between the Parties.

Section 8.10                             Further Cooperation.  From and after the Closing Date, each of the Parties shall deliver to the others such further information and documents and shall execute and deliver to the others such further instruments and agreements as the other Party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement.

Section 8.11                             Transaction Costs.  Except as otherwise provided herein, each Party will be responsible for its own legal fees and other expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

Section 8.12                             Construction.

(a)                                 This Agreement has been freely and fairly negotiated between the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any Law will be deemed also to refer to such Law as amended, modified, succeeded or supplemented from time to time and in effect at any given time, and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” do not limit the preceding terms or words and shall be deemed to be followed by “without limitation.”  Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. Unless the context otherwise requires, the terms “day” and “days” mean and refer to calendar day(s). The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

(b)                                 The titles, captions and table of contents contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.

Signature Page Follows

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first set forth above.

ANTERO RESOURCES CORPORATION

By:
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer and Regional Vice President

ANTERO RESOURCES MIDSTREAM LLC

By:
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer and Regional Vice President